UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2010
Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2010, American Petro-Hunter, Inc. (the “Company”) entered into an operating agreement (the “Agreement”) with Bay Petroleum Corp. (“Bay”) to participate in the drilling for oil in Oklahoma (the “Prospect”).  Pursuant to the Agreement, the Company agreed to pay to Bay $52,125 for all costs in connection with the acquisition and operation of the Prospect up to the drilling of an initial test well in exchange for a 25% working interest and 80% net revenue interest in the Prospect.  The Company is also responsible for 25% of all expenditures in connection with the development and operation of the Prospect for drilling.

The Agreement is attached to this report as Exhibit 10.1, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1+	Operating Agreement with Bay Petroleum Corp. dated April 21, 2010

+ Confidential treatment requested as to certain portions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC., a Nevada Corporation

Dated: April 23, 2010	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer